Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2008
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, retail and credit market conditions, sales in our Master Planned Communities segment, the cost and success of development and re-development projects, and our ability to successfully manage liquidity and refinancing demands. Readers are referred to the documents filed by General Growth Properties, Inc. (collectively, with its subsidiaries, “GGP” or the “Company”) with the SEC, specifically the most recent report on Form 10-K (as amended by Amendment No. 1 to such report filed in Form 10-K/A), which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
December 31, 2008
Table of Contents
All information included in this supplemental package is unaudited and is as of December 31, 2008, unless otherwise indicated.

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2
Research Coverage	3

Annual and Fourth Quarter Earnings Announcement	4-17

Supplemental Financial Data*	18-37
Summary Retained FFO & Core FFO	18
Tenant Allowances, Straight Line Rent, & SFAS #141 & #142	19
Trailing Twelve Month EBITDA and Coverage Ratios	20
Comparable NOI Growth	21
Master Planned Communities	22-24
Capital Information	25
Changes in Total Common & Equivalent Shares	26
Common Dividend History	27
Debt Maturity and Current Average Interest Rate Summary	28
Summary of Outstanding Debt	29-30

Supplemental Operational Data	31-34
Operating Statistics, Certain Financial Information & Top Tenants	31
Retail Portfolio GLA, Occupancy, Sales & Rent Data	32
Retail and Other Net Operating Income by Geographic Area at Share	33
Lease Expiration Schedule and Lease Termination Income at Share	34

Expansions, Re-developments & New Developments	35-37

*	The supplemental financial data should be read in conjunction with the Company’s annual 2008 and fourth quarter earnings information (included as pages 4-17 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Overview

Corporate Profile

GGP and its predecessor companies have been in the shopping center business for over fifty years and is one of the largest U.S.-based publicly traded real estate investment trusts (REIT). The Company currently has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. Average occupancy at December 31, 2008 was 92.5% and tenant sales per square foot were $438.
Corporate Overview

The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States. The Company provides investors an opportunity to participate in the ownership of high quality income producing real estate.
Stock Listing

Common Stock
NYSE: GGP
Current Dividend

As previously announced, the Company’s Board of Directors (the “Board”) determined in October 2008 to suspend the common stock dividend. Such suspension will be reviewed in 2009 by the Board as necessary in the context of the REIT requirements and the Company’s ongoing capital position.

Investor Relations	Transfer Agent

Tim Goebel	BNY Mellon
Director, Investor Relations	Shareowner Services
General Growth Properties	480 Washington Blvd
110 North Wacker Drive	Jersey City, NJ 07310
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-5199	Foreign Stockholders:
Fax (312) 960-5475	+1 201 680-6578
tgoebel@ggp.com

Debt Ratings

Standard & Poors — Corporate Rating	CC
Standard & Poors — Senior Debt Rating	C
Standard & Poors — TRCLP Bonds Rating	C
Moody’s — Senior Debt Rating	Ca
Moody’s — TRCLP Bonds Rating	Ca

Please visit the GGP web site for additional information:	www.ggp.com

Summary Ownership Structure as of December 31, 2008

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)		December 31, 2008

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)		$27,826,626

Perpetual Preferred Units
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	63,986

	115,756

Other Preferred Stock	476

Total Preferred Securities		$121,232

Common Stock and Common Operating Partnership Units
Stock market value of 268.9 million shares of common stock and 50.7 million shares of Operating Partnership units (which are redeemable for an equal number of shares of common stock) — outstanding at end of period (b) (c)		$412,254

Total Market Capitalization at end of period		$28,360,112

(a)	Excludes liabilities to special improvement districts of $69.9 million, minority interest adjustment of $71.0 million and purchase accounting mark-to-market adjustments of $49.5 million.

(b)	Net of 1.4 million treasury shares.

(c)	Reflects closing common stock share price at December 31, 2008 of $1.29.

Research Coverage
The following alphabetical list of research coverage by company and related contact information is included for informational purposes only. GGP does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

Barclays Capital	Ross Smotrich	(212) 526-2306
	George Hoglund	(212) 526-4513

Citigroup	Michael Bilerman	(212) 816-1383

Credit Suisse First Boston	Michael Gorman	(212) 538-4357

Deutsche Bank	Louis Taylor	(212) 250-4912

Friedman Billings Ramsey	Paul Morgan	(703) 469-1255
	Tom Barry	(703) 875-1401

Goldman, Sachs & Co.	Jay Habermann	(917) 343-4260

Green Street Advisors	Jim Sullivan	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan Securities Inc.	Michael Mueller	(212) 622-6689
	Joseph Dazio	(212) 622-6416

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

RBC Capital Markets	Richard C. Moore	(216) 378-7625

Stifel Nicolaus	David Fick	(443) 224-1308
	Nate Isbee	(443) 224-1346

UBS	Jeff Spector	(212) 713-6144
	Lindsay Schroll	(212) 713-3402

Wachovia Capital Markets, LLC	Jeff Donnelly	(617) 603-4262
	Rob Laquaglia	(617) 603-4263

Annual and Fourth Quarter Earnings
Announcement
February 23, 2009

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	Tim Goebel
(312) 960-5199
General Growth Properties, Inc. Releases
Fourth Quarter and Full-Year 2008 Operating Results
Chicago, Illinois, February 23, 2009 — General Growth Properties, Inc. (NYSE: GGP) (the Company) announced today its results of operations for the fourth quarter of 2008. Core Funds From Operations (Core FFO) per fully diluted share for the fourth quarter of 2008 were $0.72, Funds From Operations (FFO) per fully diluted share were $0.70 and Earnings per share — diluted (EPS) were zero. For the full year 2008 Core FFO was $2.83, FFO was $2.72 and EPS was $0.10. Although FFO per fully diluted share for the fourth quarter of 2008 increased from the $0.64 of FFO per fully diluted share for the fourth quarter of 2007, both Core FFO and EPS declined in the fourth quarter of 2008, as compared to the fourth quarter of 2007. Both the quarterly and annual 2008 and 2007 comparable periods had significant items that affected FFO comparability, including provisions for impairment, tax restructuring benefit and strategic review costs. A supplemental schedule showing such items and their impact on 2008 and 2007 FFO is provided with this release.
FINANCIAL AND OPERATIONAL HIGHLIGHTS
•	Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income (NOI) from the Master Planned Communities segment and the (provision for) benefit from income taxes. Core FFO for the fourth quarter of 2008 was $231.0 million, or $0.72 per fully diluted share, as compared to $271.2 million, or $0.92 per fully diluted share, for the fourth quarter of 2007. While the aggregate of minimum rents and tenant recoveries remained essentially flat for the quarter, overall declines in the general economy, and the retail market specifically, impacted our retail properties causing revenue reductions in overage rents, and other income (for items including promotion, sponsorship, and parking income). Cost reductions in marketing, repairs and maintenance, supplies, contracted services, security, landscaping, and personnel costs, did not fully offset our revenue declines.

•	FFO was $222.2 million in the fourth quarter of 2008 as compared to $190.4 million in the fourth quarter of 2007, an increase of approximately $31.8 million. FFO was significantly impacted by items as detailed in the attached supplemental schedule. Excluding such items, FFO declined in the fourth quarter of 2008 as compared to the fourth quarter of 2007 as a result of lower comparable NOI in the retail and other segment and higher interest expense.

•	EPS were zero in the fourth quarter of 2008 compared to $0.24 in the fourth quarter of 2007, substantially all of which was due to the items listed in the attached supplemental schedule and the matters affecting Core FFO and FFO described above.
2009 Maturing debt and liquidity concerns
We are primarily focused on our near and intermediate term loan maturities. The refinancing market remains at a standstill. We are considering all strategic alternatives and are continuing our discussions with our lenders. In addition, we have suspended our cash dividend, halted or slowed nearly all of our development and redevelopment projects, systematically engaged in certain cost reduction or efficiency programs, reduced our workforce by over 20% and sold certain non-mall assets. We currently have approximately $1.179 billion of past due debt and approximately $4.09 billion of debt that could be accelerated. However, our lenders have not yet exercised any of their remedy rights with respect to such debt. In addition, we have $1.44 billion of consolidated mortgage debt and approximately $595 million of unsecured bonds scheduled to mature in the balance of 2009 that remains to be refinanced, repaid or extended. In the event that we are unable to extend or refinance our near and intermediate term loan maturities, we may be required to seek legal protection from our creditors.
Given the uncertainties concerning our ability to refinance maturing loans and the impact of potential strategic alternatives, we will not provide Core FFO guidance for 2009 at this time.

SEGMENT RESULTS
Retail and Other Segment
•	NOI declined 2.4% from the $718.9 million reported for the fourth quarter of 2007 to $701.8 million for the fourth quarter of 2008. This reduction in NOI is primarily due to decreased revenue primarily due to declines in overage rents and other income.

•	Comparable NOI from consolidated properties decreased 4.1% in the fourth quarter of 2008 versus the fourth quarter of 2007.

•	Comparable NOI from unconsolidated properties at the Company’s ownership share for the fourth quarter of 2008 declined by approximately 10.0% compared to the fourth quarter of 2007. Declines in termination income in 2008 (due to certain individually large terminations in 2007) and foreign currency translation rate differences between periods caused the comparable NOI decline for unconsolidated properties to be significantly larger than that of the comparable consolidated properties.

•	Revenues from consolidated properties declined approximately 3.2% for the fourth quarter of 2008, or approximately $27.5 million, to $840.5 million as compared to $868.0 million for the same period in 2007 primarily due to declines in overage rent and other income.

•	Revenues from unconsolidated properties at the Company’s ownership share declined slightly for the fourth quarter 2008 as compared to the fourth quarter of 2007, to $162.2 million from $163.2 million, as increased minimum rents from certain expansions and renovations opened since late 2007 and certain ownership increases in properties owned through our international joint ventures were more than offset by overage and other income declines across the segment.

•	Comparable tenant sales, on a trailing twelve month basis, decreased 3.8% compared to the same period last year.

•	Sales per square foot, on a trailing twelve month basis, decreased 4.2% compared to the same period last year.

•	Retail Center occupancy decreased to 92.5% at December 31, 2008 from 93.8% at December 31, 2007.

Master Planned Communities Segment
•	Land sale revenues for the fourth quarter of 2008 were $35.5 million for consolidated properties and $18.1 million for unconsolidated properties, compared to $31.5 million and $15.5 million, respectively, for the fourth quarter of 2007. Increases in land sale revenues reflect bulk sales of lots in 2008 as overall demand for individual lots remained weak, a condition that is expected to continue into 2009.

•	NOI, before the provision for impairment, from the Master Planned Communities segment for the fourth quarter of 2008 was $5.7 million for consolidated properties and $7.9 million for unconsolidated properties, as compared to $7.7 million and $2.2 million, respectively, in the fourth quarter of 2007. Excluding the aggregate $127.6 million provisions for impairment recognized in the fourth quarter of 2007 at our Columbia and Fairwood communities as detailed in the attached supplemental schedule, sales margins in 2008 were below 2007 levels as completed land sales in 2008 were primarily bulk lot sales.
GGP INFORMATION/WEBSITE
The Company currently has ownership interest in, or management responsibility for, over 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.ggp.com.

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, we believe that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of our business. FFO does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our (provision for) benefit from income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment, for which FFO is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as FFO excluding the NOI from the Master Planned Communities segment and the (provision for) benefit from income taxes.
In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income, a reconciliation of Core FFO and FFO to GAAP net income has been provided. Neither Core FFO nor FFO represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that NOI is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or other non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, minority interest in consolidated joint ventures, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values (with respect to the Master Planned Communities) and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.

PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, a potential bankruptcy filing, our ability to refinance our near and intermediate term debt, tenant occupancy and tenant bankruptcies, our level of indebtedness and interest rates, retail and credit market conditions, impairments, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and our ability to successfully manage our strategic and financial review and our liquidity demands. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Funds From Operations (“FFO”)
Company stockholders	$186,759	$157,034	$717,731	$907,010
Operating Partnership unitholders	35,446	33,388	141,132	193,798

Operating Partnership	$222,205	$190,422	$858,863	$1,100,808

Increase (decrease) in FFO over comparable prior year period	16.7%	(36.8)%	(22.0)%	22.0%

FFO per share:
Company stockholders — basic	$0.70	$0.64	$2.74	$3.72
Operating Partnership — basic	0.70	0.64	2.74	3.72
Operating Partnership — diluted	0.70	0.64	2.72	3.71
Increase (decrease) in diluted FFO per share over comparable prior year period	9.4%	(37.3)%	(26.7)%	21.2%

Core Funds From Operations (“Core FFO”)
Core FFO	$231,024	$271,232	$891,801	$880,933
(Decrease) increase in Core FFO over comparable prior year period	(14.8)%	(7.1)%	1.2%	1.0%
Core FFO per share — diluted	0.72	0.92	2.83	2.97
(Decrease) increase in diluted Core FFO per share over comparable prior year period	(21.7)%	(7.1)%	(4.7)%	0.3%

Dividends
Dividends paid per share	$—	$0.50	$1.50	$1.85
Payout ratio (% of diluted FFO paid out)	—%	78.1%	55.1%	49.9%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$594,149	$613,809	$2,190,725	$2,056,996
Unconsolidated	107,607	105,122	397,133	419,427

Total Retail and Other	701,756	718,931	2,587,858	2,476,423

Master Planned Communities:
Consolidated	5,682	(119,924)	(37,230)	(98,659)
Unconsolidated	7,930	2,163	25,878	27,204

Total Master Planned Communities	13,612	(117,761)	(11,352)	(71,455)

Total Real estate property net operating income	$715,368	$601,170	$2,576,506	$2,404,968

	December 31,	December 31,
Selected Balance Sheet Information	2008	2007
Cash and cash equivalents	$168,993	$99,534
Investment in real estate:
Net land, buildings and equipment	$22,723,390	$22,359,249
Developments in progress	1,076,675	987,936
Net investment in and loans to/from
Unconsolidated Real Estate Affiliates	1,837,635	1,803,366
Investment property and property held for development and sale	1,823,362	1,639,372

Net investment in real estate	$27,461,062	$26,789,923

Total assets	$29,557,330	$28,814,319

Mortgage, notes and loans payable	$24,853,313	$24,282,139
Minority interest — Preferred	121,232	121,482
Minority interest — Common	387,616	351,362
Stockholders’ equity	1,754,748	1,456,696

Total capitalization (at cost)	$27,116,909	$26,211,679

	Consolidated Properties			Unconsolidated Properties(a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
Summarized Debt Information	Balance		Rate(d)	Balance	Rate(d)
Fixed rate (c)	$20,221,745		5.63%	$2,848,954	5.69%
Variable rate (c)	4,441,137		6.49	314,790	6.91

Totals	$24,662,882	(b)	5.79%	$3,163,744	5.81%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes liabilities to special improvement districts of $69.9 million, minority interest adjustment of $71.0 million and purchase accounting mark-to-market adjustments of $49.5 million.

(c)	Includes the effects of interest rate swaps.

(d)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Minimum rents	$539,531	$544,440	$2,085,758	$1,933,674
Tenant recoveries	232,605	233,548	927,332	859,801
Overage rents	33,910	46,438	72,882	89,016
Land sales	35,478	31,538	66,557	145,649
Management and other fees	22,055	26,180	85,773	106,584
Other	37,304	46,524	123,223	127,077

Total revenues	900,883	928,668	3,361,525	3,261,801

Expenses:
Real estate taxes	68,536	66,480	274,317	246,484
Repairs and maintenance	58,165	65,022	234,987	216,536
Marketing	11,949	19,134	43,426	54,664
Other property operating costs	104,757	108,233	436,804	418,295
Land sales operations	29,796	23,862	63,441	116,708
Provision for (benefit from) doubtful accounts	2,939	(4,640)	17,873	5,426
Property management and other costs	38,983	43,770	184,738	198,610
General and administrative	40,198	16,076	57,972	37,005
Provisions for impairment	60,487	127,903	116,611	130,533
Litigation (benefit) provision	(57,145)	89,225	(57,145)	89,225
Depreciation and amortization	194,043	142,610	759,930	670,454

Total expenses	552,708	697,675	2,132,954	2,183,940

Operating income	348,175	230,993	1,228,571	1,077,861

Interest income	241	1,637	3,197	8,641
Interest expense	(342,964)	(319,333)	(1,299,496)	(1,174,097)

Income (loss) before income taxes, minority interest and equity in income of Unconsolidated Real Estate Affiliates	5,452	(86,703)	(67,728)	(87,595)
(Provision for) benefit from income taxes	(22,045)	37,709	(23,461)	294,160
Minority interest	(3,113)	(16,241)	(9,145)	(77,012)
Equity in income of Unconsolidated Real Estate Affiliates	18,682	123,961	80,594	158,401

(Loss) income from continuing operations	(1,024)	58,726	(19,740)	287,954
Discontinued operations, net of minority interest — gains on dispositions	59	—	46,000	—

Net (loss) income	$(965)	$58,726	$26,260	$287,954

Basic and Diluted Earnings (Loss) Per Share:
Continuing operations	$0.00	$0.24	$(0.08)	$1.18
Discontinued operations	0.00	—	0.18	—

Total basic and diluted earnings per share	$0.00	$0.24	$0.10	$1.18

Diluted Earnings (Loss) Per Share:
Continuing operations	$0.00	$0.24	$(0.07)	$1.18
Discontinued operations	0.00	—	0.17	—

Total diluted earnings per share	$0.00	$0.24	$0.10	$1.18

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended December 31, 2008
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$539,531	$99,617	$639,148
Tenant recoveries	232,605	40,517	273,122
Overage rents	33,910	4,424	38,334
Other, including minority interest	34,449	17,688	52,137

Total property revenues	840,495	162,246	1,002,741

Property operating expenses:
Real estate taxes	68,536	11,005	79,541
Repairs and maintenance	58,165	9,791	67,956
Marketing	11,949	2,783	14,732
Other property operating costs	104,757	29,630	134,387
Provision for doubtful accounts	2,939	1,430	4,369

Total property operating expenses	246,346	54,639	300,985

Retail and other net operating income	594,149	107,607	701,756

Master Planned Communities
Land sales	35,478	18,126	53,604
Land sales operations	(29,796)	(10,196)	(39,992)

Master Planned Communities net operating income	5,682	7,930	13,612

Real estate property net operating income	599,831	115,537	$715,368

Management and other fees	22,055	1,018
Property management and other costs	(38,983)	(9,490)
General and administrative	(40,198)	(13,498)
Provisions for impairment	(60,487)	(328)
Litigation benefit	57,145	—
Depreciation on non-income producing assets, including headquarters building	(2,445)	(1)
Interest income	241	1,249
Interest expense	(342,964)	(42,830)
Provision for income taxes	(22,045)	(386)
Preferred unit distributions	(2,427)	—
Other FFO from minority interest	1,181	30

FFO	170,904	51,301
Equity in FFO of Unconsolidated Properties	51,301	(51,301)

Operating Partnership FFO	$222,205	$—

	Three Months Ended December 31, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$544,440	$96,337	$640,777
Tenant recoveries	233,548	39,098	272,646
Overage rents	46,438	6,360	52,798
Other, including minority interest	43,613	21,440	65,053

Total property revenues	868,039	163,235	1,031,274

Property operating expenses:
Real estate taxes	66,480	9,863	76,343
Repairs and maintenance	65,022	10,443	75,465
Marketing	19,134	3,609	22,743
Other property operating costs	108,234	34,162	142,396
(Recovery of) provision for doubtful accounts	(4,640)	36	(4,604)

Total property operating expenses	254,230	58,113	312,343

Retail and other net operating income	613,809	105,122	718,931

Master Planned Communities
Land sales	31,538	15,459	46,997
Land sales operations	(23,862)	(13,296)	(37,158)

Master Planned Communities net operating income before provision for impairment	7,676	2,163	9,839
Provision for impairment	(127,600)	—	(127,600)

Master Planned Communities net operating (loss) income	(119,924)	2,163	(117,761)

Real estate property net operating income	493,885	107,285	$601,170

Management and other fees	26,180	7,046
Property management and other costs	(43,770)	(11,532)
General and administrative	(16,076)	199
Provisions for impairment	(302)	(14)
Litigation (provision) benefit	(89,225)	37,112
Depreciation on non-income producing assets, including headquarters building	(2,800)	—
Interest income	1,637	2,616
Interest expense	(319,333)	(37,972)
Benefit from (provision for) income taxes	37,709	(758)
Preferred unit distributions	(2,947)	—
Other FFO from minority interest	1,451	31

FFO	86,409	104,013
Equity in FFO of Unconsolidated Properties	104,013	(104,013)

Operating Partnership FFO	$190,422	$—

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Twelve Months Ended December 31, 2008
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$2,085,758	$383,003	$2,468,761
Tenant recoveries	927,332	159,499	1,086,831
Overage rents	72,882	9,461	82,343
Other, including minority interest	112,160	62,081	174,241

Total property revenues	3,198,132	614,044	3,812,176

Property operating expenses:
Real estate taxes	274,317	44,934	319,251
Repairs and maintenance	234,987	36,800	271,787
Marketing	43,426	8,501	51,927
Other property operating costs	436,804	123,234	560,038
Provision for doubtful accounts	17,873	3,442	21,315

Total property operating expenses	1,007,407	216,911	1,224,318

Retail and other net operating income	2,190,725	397,133	2,587,858

Master Planned Communities
Land sales	66,557	72,189	138,746
Land sales operations	(63,441)	(46,311)	(109,752)

Master Planned Communities net operating income before provision for impairment	3,116	25,878	28,994
Provision for impairment	(40,346)	—	(40,346)

Master Planned Communities net operating (loss) income	(37,230)	25,878	(11,352)

Real estate property net operating income	2,153,495	423,011	$2,576,506

Management and other fees	85,773	16,969
Property management and other costs	(184,738)	(41,549)
General and administrative	(57,972)	(21,215)
Provisions for impairment	(76,265)	(389)
Litigation benefit	57,145	—
Depreciation on non-income producing assets, including headquarters building	(10,361)	—
Interest income	3,197	5,973
Interest expense	(1,299,496)	(168,025)
(Provision for) benefit from income taxes	(23,461)	1,875
Preferred unit distributions	(10,572)	—
Other FFO from minority interest	5,348	120

FFO	642,093	216,770
Equity in FFO of Unconsolidated Properties	216,770	(216,770)

Operating Partnership FFO	$858,863	$—

	Twelve Months Ended December 31, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$1,933,674	$406,241	$2,339,915
Tenant recoveries	859,801	173,486	1,033,287
Overage rents	89,016	12,213	101,229
Other, including minority interest	115,910	82,884	198,794

Total property revenues	2,998,401	674,824	3,673,225

Property operating expenses:
Real estate taxes	246,484	50,478	296,962
Repairs and maintenance	216,536	40,559	257,095
Marketing	54,664	12,233	66,897
Other property operating costs	418,295	150,149	568,444
Provision for doubtful accounts	5,426	1,978	7,404

Total property operating expenses	941,405	255,397	1,196,802

Retail and other net operating income	2,056,996	419,427	2,476,423

Master Planned Communities
Land sales	145,649	85,017	230,666
Land sales operations	(116,708)	(57,813)	(174,521)

Master Planned Communities net operating income before provision for impairment	28,941	27,204	56,145

Provision for impairment	(127,600)	—	(127,600)

Master Planned Communities net operating (loss) income	(98,659)	27,204	(71,455)

Real estate property net operating income	1,958,337	446,631	$2,404,968

Management and other fees	106,584	19,869
Property management and other costs	(198,610)	(44,994)
General and administrative	(37,005)	(3,700)
Provisions for impairment	(2,933)	(232)
Litigation provision	(89,225)	—
Depreciation on non-income producing assets, including headquarters building	(12,006)	—
Interest income	8,641	16,417
Interest expense	(1,174,097)	(176,937)
Benefit from (provision for) income taxes	294,160	(2,830)
Preferred unit distributions	(12,963)	—
Other FFO from minority interest	5,639	62

FFO	846,522	254,286
Equity in FFO of Unconsolidated Properties	254,286	(254,286)

Operating Partnership FFO	$1,100,808	$—

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$715,368	$601,170	$2,576,506	$2,404,968
Unconsolidated Properties	(115,537)	(107,285)	(423,011)	(446,631)

Consolidated Properties	599,831	493,885	2,153,495	1,958,337
Management and other fees	22,055	26,180	85,773	106,584
Property management and other costs	(38,983)	(43,770)	(184,738)	(198,610)
General and administrative	(40,198)	(16,076)	(57,972)	(37,005)
Provisions for impairment	(60,487)	(302)	(76,265)	(2,933)
Litigation benefit (provision)	57,145	(89,225)	57,145	(89,225)
Depreciation and amortization	(194,043)	(142,610)	(759,930)	(670,454)
Minority interest in NOI of Consolidated Properties and other	2,855	2,911	11,063	11,167

Operating income	$348,175	$230,993	$1,228,571	$1,077,861

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net Income
Core FFO	$231,024	$271,232	$891,801	$880,933
Master Planned Communities net operating income (loss)	13,612	(117,761)	(11,352)	(71,455)
(Provision for) benefit from income taxes	(22,431)	36,951	(21,586)	291,330

Funds From Operations — Operating Partnership	222,205	190,422	858,863	1,100,808
Depreciation and amortization of capitalized real estate costs	(224,230)	(164,438)	(885,814)	(797,189)
Minority interest in depreciation of Consolidated Properties and other	847	811	3,330	3,199
Gains and losses on dispositions from Unconsolidated Real Estate Affiliates	—	44,481	—	42,745
Minority interest to Operating Partnership unitholders	154	(12,550)	3,881	(61,609)

(Loss) income from continuing operations	(1,024)	58,726	(19,740)	287,954
Discontinued operations, net of minority interest — gains on dispositions	59	—	46,000	—

Net (loss) income	$(965)	$58,726	$26,260	$287,954

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$115,537	$107,285	$423,011	$446,631
Net property management fees and costs	(8,472)	(4,486)	(24,580)	(25,125)
Net interest expense	(41,581)	(35,356)	(162,052)	(160,520)
Litigation benefit	—	37,112	—	—
Headquarters, general and administrative, provisions for impairment income taxes and minority interest in FFO	(14,182)	(542)	(19,609)	(6,700)

FFO of unconsolidated properties	51,302	104,013	216,770	254,286
Depreciation and amortization of capitalized real estate costs	(32,632)	(24,628)	(136,245)	(138,741)
Other, including gains on sales of investment properties	12	44,576	69	42,856

Equity in income of unconsolidated real estate affiliates	$18,682	$123,961	$80,594	$158,401

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	319,543	295,718	313,752	296,125
Conversion of Operating Partnership units	(50,974)	(51,851)	(51,557)	(52,133)

Weighted average number of Company shares outstanding — GAAP EPS	268,569	243,867	262,195	243,992

Diluted:
Weighted average number of shares outstanding — FFO per share	319,543	296,109	315,375	296,671
Conversion of Operating Partnership units	(50,974)	(51,851)	(51,557)	(52,133)

Weighted average number of Company shares outstanding — GAAP EPS	268,569	244,258	263,818	244,538

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$3,674	$1,014	$2,485	$2,716
Straight-line rent	(5,329)	(346)	(2,315)	289
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Other property operating costs:
Non-cash ground rent expense	(1,699)	(231)	(2,694)	(193)
Interest expense:
Mark-to-market adjustments on debt	3,167	637	4,063	765
Amortization of deferred finance costs	(23,324)	(434)	(5,288)	(344)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	2,393	—	1,167	—
Write-off of deferred finance costs	(7,756)	(13)	(154)	(2)

Totals	$(29,855)	$627	$(3,717)	$3,231

	Twelve Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2007
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$15,612	$7,446	$30,988	$9,791
Straight-line rent	27,827	6,644	24,334	7,445
Real estate taxes:
Real estate tax stabilization agreement	(3,924)	—	(3,924)	—
Other property operating costs:
Non-cash ground rent expense	(6,958)	(924)	(7,479)	(769)
Interest expense:
Mark-to-market adjustments on debt	15,309	2,841	28,536	3,916
Amortization of deferred finance costs	(46,034)	(1,930)	(18,916)	(1,658)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	2,605	—	4,932	—
Write-off of deferred finance costs	(7,599)	(13)	(3,255)	(2)

Totals	$(3,162)	$14,064	$55,216	$18,723

WEIGHTED AVERAGE SHARES
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Basic	268,569	243,867	262,195	243,992
Diluted	268,569	244,258	263,818	244,538
Assuming full conversion of Operating Partnership units:
Basic	319,543	295,718	313,752	296,125
Diluted	319,543	296,109	315,375	296,671

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL SCHEDULE OF SIGNIFICANT FFO ITEMS THAT IMPACT COMPARABILITY
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Operating Partnership FFO	$222,205	$190,422	$858,863	$1,100,808

Operating Partnership FFO per share — diluted	$0.70	$0.64	$2.72	$3.71

Significant items that affect comparability increase (decrease)
Business interruption insurance recovery (a)	(11,901)	(8,608)	(11,901)	(20,255)
Deemed compensation expense — officer loans (b)	15,372	—	15,372	—
Strategic initiatives (c)	30,017	—	30,017	—
Provisions for impairment:
Operating properties	3,951	—	11,751	—
Non-recoverable development costs	23,736	316	31,714	3,165
Goodwill	32,800	—	32,800	—
Master planned communities-Columbia and Fairwood, net of tax	—	77,134	—	77,134
Master planned communities-Nouvelle at Natick, net of tax	—	—	25,088	—
Litigation (benefit) provision (d)	(50,021)	52,113	(50,021)	89,225
Tax restructuring benefit (e)	—	(22,944)	—	(320,470)

Operating Partnership FFO as adjusted for comparability	$266,159	$288,433	$943,683	$929,607

Adjusted Operating Partnership FFO per share — diluted	$0.83	$0.97	$2.99	$3.13

(a)	Business interruption insurance recovery amounts reflect separate Hurricane Katrina settlements reached with individual insurance carriers in June 2007 (Riverwalk) and in December 2007 and October 2008 (Oakwood).

(b)	The deemed compensation expense — officer loans is the cumulative amount recognized in the fourth quarter of 2008 to reflect the benefit to the Company deemed to have occurred as a result of the 2007 — 2008 extension of a series of loans to Bernard Freibaum, former CFO, and Robert Michaels, former President, by an entity related to an affiliate of a Bucksbaum family trust, a major shareholder of the Company. Such amount is a non-cash charge and the lending entity was deemed to make a capital contribution to the Company in an equal amount for no incremental equity interest in the Company.

(c)	The strategic initiatives amounts reflect fees and expenses incurred for various consultants and advisors assisting in the development of our strategic alternatives to address our current liquidity and financing situation, as well as fees associated with debt extensions.

(d)	The litigation (benefit) provision amounts reflect the accrual of damages, interest and costs related to the November 2007 adverse judgment regarding the Glendale matter and the reduction of such accruals upon settlement of such matter in December 2008.

(e)	The tax restructuring item for the twelve months ended December 31, 2007 is the tax benefit of a March 31, 2007 ownership reorganization of certain of our private REIT and taxable REIT subsidiaries, yielding the elimination of previously recognized deferred tax liabilities.

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months	Twelve Months
	Ended	Ended
	December 31, 2008	December 31, 2008

Cash From Recurring Operations
FFO — Operating Partnership	$222,205	$858,863
Plus (Less):
Non-FFO cash from Master Planned Communities	(4,285)	(85,637)
Deferred income taxes	5,598	(13,081)
Tenant allowances and capitalized leasing costs (a)	(32,805)	(147,307)
Capital Expenditures (b)	(3,721)	(44,128)
Above and below-market tenant leases, net	(4,688)	(23,058)
Straight-line rent adjustment	5,675	(34,471)
Real estate tax stabilization agreement	981	3,924
Non-cash ground rent expense	1,930	7,882
Provisions for impairment	60,815	117,000
Statutory interest expense on Glendale judgment being appealed	—	6,706
Mark-to-market adjustments on debt	(3,804)	(18,150)
Amortization of deferred finance costs	23,758	47,964
Debt extinguishment costs:
Write-off of mark-to-market adjustments	(2,393)	(2,605)
Write-off of deferred finance costs	7,769	7,612

Cash From Recurring Operations — Operating Partnership	$277,035	$681,514

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$277,035	$681,514
Less common dividends/distributions paid	(102)	(467,691)

Retained Funds From Recurring Operations — Operating Partnership	$276,933	$213,823

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

(b)	Reflects only non-tenant operating capital expenditures; tenant allowances (per (a) above) and capital expenditures that relate to new and redevelopment/renovation projects are excluded.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Core FFO
Operating Partnership FFO	$222,205	$190,422	$858,863	$1,100,808
Exclusions, at the Company’s share:
Master Planned Communities net operating (income) loss	(13,612)	117,761	11,352	71,455
Provision for (benefit from) income taxes	22,431	(36,951)	21,586	(291,330)

Core FFO	$231,024	$271,232	$891,801	$880,933

Weighted average shares assuming full conversion of Operating Partnership units — diluted	319,543	296,109	315,375	296,671

Core FFO — per share	$0.72	$0.92	$2.83	$2.97

GENERAL GROWTH PROPERTIES, INC.
TENANT ALLOWANCES, STRAIGHT LINE RENT & SFAS #141 & #142
(dollars in thousands)

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	12/31/2008	09/30/2008	06/30/2008	03/31/2008 (b)
Pro Rata EBITDA (a)
GAAP Net Income	$26,260	$85,951	$92,007	$66,318
Discontinued operations, net of minority interest — Gains on dispositions	(46,000)	(45,941)	(30,819)	—
Income allocated to minority interest	9,145	22,274	26,800	27,916
Interest expense	1,411,946	1,409,197	1,391,525	1,360,346
Provision for (benefit from) income taxes	21,586	(37,795)	(4,212)	8,891
Amortization of deferred finance costs	47,963	29,837	24,641	25,710
Debt extinguishment costs	5,007	(1,381)	(3,913)	(1,883)
Interest income	(9,334)	(12,042)	(13,544)	(18,225)
Depreciation and amortization	896,187	836,670	834,014	809,966

Pro Rata EBITDA	$2,362,760	$2,286,770	$2,316,499	$2,279,039
Net Interest (a)
Amortization of deferred finance costs	(47,963)	(29,837)	(24,641)	(25,710)
Debt extinguishment costs	(5,007)	1,381	3,913	1,883
Interest expense	(1,411,946)	(1,409,197)	(1,391,525)	(1,360,346)
Interest income	9,334	12,042	13,544	18,225

Net interest	$(1,455,582)	$(1,425,611)	$(1,398,709)	$(1,365,948)

Interest Coverage Ratio	1.62	1.60	1.66	1.67

Fixed Charges (c)
Net interest	$(1,455,582)	$(1,425,611)	$(1,398,709)	$(1,365,948)
Preferred unit distributions	(10,572)	(11,092)	(11,656)	(11,808)

Fixed charges	$(1,466,154)	$(1,436,703)	$(1,410,365)	$(1,377,756)

Ratio of Pro Rata EBITDA to Fixed Charges	1.61	1.59	1.64	1.65

Fixed Charges & Common Dividend
Fixed charges	$(1,466,154)	$(1,436,703)	$(1,410,365)	$(1,377,756)
Common dividend/distributions	(467,691)	(615,523)	(588,773)	(562,839)

Fixed charges & common dividend	$(1,933,845)	$(2,052,226)	$(1,999,138)	$(1,940,595)

Ratio of Pro Rata EBITDA to Fixed Charges & Common Dividend	1.22	1.11	1.16	1.17

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share. The above ratios are lower than those of the revolver and term loan facility, due to certain adjustments per the loan agreement.

(b)	Certain amounts have been reclassified to conform to the current period presentation.

(c)	Excludes principal amortization payments.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Comparable NOI Growth	2008	2007 (a)	2008	2007 (a)

Total Retail and Other NOI	$701,756	$718,931	$2,587,858	$2,476,423
NOI from noncomparable properties	(40,554)	(28,282)	(129,138)	(94,737)
Corporate and other (b)	(569)	4,377	(3,716)	66,234

Comparable NOI (c)	$660,633	$695,026	$2,455,004	$2,447,920

(Decrease) increase in Comparable NOI	-4.9%		0.3%

(a)	Certain amounts have been reclassified to conform to the current period presentation.

(b)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to operations. In addition, due to the acquisition of our partner’s 50% interest in GGP/Homart I in July 2007 and, since GGP owned an interest in and managed the GGP/Homart I properties throughout 2007 and 2008, this amount includes an adjustment to reflect such additional 50% interest for all periods in the comparable NOI presentation.

(c)	Comparable properties are properties that have been owned and operated for the entire time during the compared accounting periods, excluding those properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY (a)
(dollars in thousands)

	Consolidated Properties				Unconsolidated	Company Portfolio
	Maryland			Total	Property @ Share	Total MPC
	Properties (b)	Summerlin	Bridgeland	Consolidated	The Woodlands	Segment

Three Months Ended

December 31, 2008
Land Sales (c)	$19,839	$14,084	$1,555	$35,478	$18,126	$53,604
Land Sales Operations (d) (e)	17,787	10,154	1,855	29,796	10,196	39,992

Net Operating Income (Loss)	$2,052	$3,930	$(300)	$5,682	$7,930	$13,612

December 31, 2007
Land Sales (c)	$8,922	$20,122	$2,494	$31,538	$15,459	$46,997
Land Sales Operations (d) (e)	134,486	13,348	3,628	151,462	13,296	164,758

Net Operating Income (Loss)	$(125,564)	$6,774	$(1,134)	$(119,924)	$2,163	$(117,761)

Twelve Months Ended

December 31, 2008
Land Sales (c)	$22,183	$32,623	$11,751	$66,557	$72,189	$138,746
Land Sales Operations (d) (e)	21,444	31,272	10,725	63,441	46,311	109,752

Net Operating Income (Loss) before Provision for Impairment (a)	$739	$1,351	$1,026	$3,116	$25,878	$28,994

December 31, 2007
Land Sales (c)	$22,561	$104,617	$18,471	$145,649	$85,017	$230,666
Land Sales Operations (d) (e)	149,696	79,639	14,973	244,308	57,813	302,121

Net Operating Income (Loss)	$(127,135)	$24,978	$3,498	$(98,659)	$27,204	$(71,455)

(a)	Excludes operations from our Novelle at Natick residential condominium project, which reflected a provision for impairment ($40.3M) in the twelve months ended December 31, 2008.

(b)	Maryland Properties include Columbia and Fairwood.

(c)	Includes builder price participation.

(d)	Land Sales Operations includes selling and general and administrative expenses.

(e)	Land Sales Operations for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — BOOK VALUE AND NET CASH FLOW GENERATED (a)
(dollars in thousands)
BOOK VALUE (b)

Net Book Value
December 31, 2008
Investment Land and Land Held for Development and Sale:

Maryland Properties (c)	$232,770
Summerlin	1,086,555
Bridgeland	398,467

Consolidated Communities	$1,717,792

The Woodlands (at GGP 52.5% share)	145,008

Total Master Planned Communities	$1,862,800

(a)	Excludes operations from our residential condominium project.

(b)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements. The book value of The Woodlands is the recorded carrying amount of the Company’s investment in The Woodlands Land Development Company L.P., the investment entity for the community development portion of The Woodlands. The book value at December 31, 2008 likely exceeds the market or liquidation value for certain properties; however, no additional impairments of such properties are appropriate for financial statement purposes as the book value is recoverable based upon the future projected sales and development program for the respective properties. These book values of gross assets are not property appraisals and do not reflect the market value that may be obtained from a third party in individual lot or bulk sale transactions. These amounts also do not reflect any reduction for the final Summerlin distribution scheduled to be made in the first quarter of 2010 pursuant to the CSA.

(c)	Maryland Properties income Columbia and Fairwood.
NET CASH FLOW GENERATED

	Twelve Months Ended December 31,
	2008	2007
Net Operating Income	$28,994	$(71,455)
Cost of Land Sales	24,516	48,793
The Woodlands NOI (d)	(25,878)	(27,204)
The Woodlands Cash Distribution for 2007 (d)	—	70,875
Other Adjustments to Derive Cash Generated (e)	(3,976)	139,788

Total Cash Generated	23,656	160,797

Land Development Expenditures, Net of Related Financing	(80,298)	(107,013)

Estimated Net Cash Flow from Master Planned Communities (f)	$(56,642)	$53,784

(d)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow generated by Master Planned Communities segment. The partnership cash distribution is based on the final cash earned by The Woodlands. In 2008, the Woodlands partnership did not distribute any cash during the fourth quarter. In 2007, $70.8 million was distributed in the fourth quarter.

(e)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(f)	Estimated net cash flow used excludes the estimated semi-annual distributions to be paid pursuant to the CSA. It does not, however, include any provision for income taxes on the earnings of the Master Planned Communities segment which is operated through taxable REIT subsidiaries.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY (a)
(dollars in thousands)

		Lot Sales and Pricing (b)		Acreage (c)
		Twelve Months Ended		Total	Remaining
		December 31,		Gross	Saleable
		2008	2007	Acres	Acres
Maryland Properties (d)
Residential	- Acres Sold	7.9	10.7		255
	- Average Price/Acre	$746	$420
Commercial	- Acres Sold	39.3	20.4		286
	- Average Price/Acre	$343	$548
Maryland Properties Acreage				19,100	541

Summerlin (e)
Residential	- Acres Sold	4.4	39.3		6,750
	- Average Price/Acre	$1,839	$1,246
Commercial	- Acres Sold	—	20.8		631
	- Average Price/Acre	$—	$1,108
Summerlin Acreage				22,500	7,381

Bridgeland
Residential	- Acres Sold	38.7	66.0		5,987
	- Average Price/Acre	$259	$248
Commercial	- Acres Sold	—	—		1,261
	- Average Price/Acre	$—	$—
Bridgeland Acreage				11,400	7,248

The Woodlands (f)
Residential	- Acres Sold	221.5	293.1		1,800
	- Average Price/Acre	$388	$362
Commercial	- Acres Sold	45.3	122.0		1,070
	- Average Price/Acre	$574	$301
The Woodlands Acreage				28,400	2,870

(a)	Excludes operations from our residential condominium project.

(b)	Lot Sales and Pricing — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where the Company may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K/A, as well as page 23 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(c)	Acreage:

Residential - This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums.

Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship, and other not-for-profit entities.

Gross Acres - Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres - Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as the amount of remaining saleable acres, are primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined.

(d)	Maryland Properties include Columbia and Fairwood.

(e)	Summerlin — Does not reflect impact of CSA. Please refer to most recent Form 10-K/A for more information. Average price per acre includes assumption of special improvement district financing.

(f)	The Woodlands — Shown at 100% for context. GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	12/31/2008		12/31/2007	12/31/2006	12/31/2005
Capital Information

Closing common stock price per share	$1.29		$41.18	$52.23	$46.99
52 Week High (a)	44.23		67.43	55.70	48.27
52 Week Low (a)	0.24		39.31	42.36	31.38
Total Return — Trailing Twelve Months (share depreciation / appreciation and dividend)	-93.2%		-17.6%	14.7%	34.1%

Common Shares and Common Units outstanding at end of period	319,576,582	(b)	295,749,082	294,957,220	292,258,544

Portfolio Capitalization Data
Total Portfolio Debt (c)
Fixed	$23,070,699		$23,580,449	$21,172,774	$17,293,150
Variable	4,755,927		3,546,063	2,980,055	6,085,638
Total Preferred Securities	121,232		121,482	182,828	205,944
Stock market value of common stock and Operating Partnership units outstanding at end of period	412,254		12,178,947	15,405,616	13,733,229

Total Market Capitalization at end of period	$28,360,112	(d)	$39,426,941	$39,741,273	$37,317,961

Leverage Ratio (%)	98.1%		68.8%	60.8%	62.6%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.4 million treasury shares.

(c)	Excludes liabilities to special improvement districts, minority interest adjustment and purchase accounting mark-to-market adjustments and includes the effect of interest rate swaps.

(d)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as the conditions for such exchange were not satisfied as of the period ended December 31, 2008.

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2007	51,850,986	245,704,746	(1,806,650)	295,749,082

Direct stock purchase and dividend reinvestment plan	—	116,705	—	116,705

Employee stock purchase plan	—	157,296	—	157,296

Conversion of Preferred Units to OP Units and redemption to Common Shares	—	15,000	—	15,000

Redemption of OP Units into common shares	(1,178,142)	1,178,142	—	—

Common stock offering	—	22,829,355	—	22,829,355

Issuance of stock for stock option exercises and restricted stock grants, including treasury shares issued for stock option exercises	—	352,433	50	352,483

Issuance of stock, including from treasury, pursuant to the contingent stock agreement	—	—	356,661	356,661

Common Shares and OP Units Outstanding at December 31, 2008	50,672,844	270,353,677	(1,449,939)	319,576,582

Net number of common shares issuable assuming exercise of dilutive stock options at December 31, 2008				17,413

Diluted Common Shares and OP Units Outstanding at December 31, 2008				319,593,995

Weighted average common shares and OP Units outstanding for the twelve months ended December 31, 2008 (Basic)				313,752,295

Weighted average net number of common shares issuable assuming exercise of dilutive stock options				1,623,122

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the twelve months ended December 31, 2008 (a)				315,375,417

(a)	Excludes shares of common stock issuable on any exchange of the 3.98% senior exchangeable notes due 2027, as the conditions for such exchange were not satisfied as of the period ended December 31, 2008.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

(a)	1993 annualized.

(b)	Based on FFO definitions that existed during the specified reporting period.

GENERAL GROWTH PROPERTIES, INC.
DEBT MATURITY AND CURRENT AVERAGE INTEREST RATE SUMMARY
AS OF DECEMBER 31, 2008
(dollars in thousands)

	Consolidated				Unconsolidated			Company
	Properties				Properties (a)			Portfolio
			Current			Current			Current
			Average			Average			Average
	Maturing		Interest		Maturing	Interest		Maturing	Interest
Year	Amount (b)		Rate (c)		Amount (b)	Rate (c)		Amount (b)	Rate (c)
Q1 2009	2,015,399		9.98%		15,129	22.06	% (h)	2,030,528	10.07%
Q2 2009	1,026,629		5.27%		58,191	6.77%		1,084,820	5.35%
Q3 2009	89,476		5.31%		192,551	4.30%		282,027	4.62%
Q4 2009	181,548		4.37%		849	6.00%		182,397	4.38%
2010	6,426,162		4.58%		627,531	5.14%		7,053,693	4.63%
2011	4,691,948		6.00%		1,170,983	5.91%		5,862,931	5.98%
2012	3,812,435		5.19%		768,990	5.50%		4,581,425	5.24%
2013	4,362,039		5.63%		126,666	5.65%		4,488,705	5.63%
2014	592,605		6.60%		2,802	11.81%		595,407	6.62%
2015	399,704		6.51%		37,804	6.94%		437,508	6.55%
2016	569,050		7.23%		—	0.00%		569,050	7.23%
2017	104,363		6.54%		6,817	6.38%		111,180	6.53%
Subsequent	391,524		6.82%		155,431	8.67%		546,955	7.35%

Totals	$24,662,882	(d)	5.79%		$3,163,744	5.81%		$27,826,626	5.79%

Fixed Rate (e)	20,221,745		5.63%		2,848,954	5.69%		23,070,699	5.64%
Variable Rate (e)	4,441,137		6.49%		314,790	6.91%		4,755,927	6.52%

Totals	$24,662,882	(d)	5.79	% (f)	$3,163,744	5.81	% (f)	$27,826,626	5.79	% (f)

Recourse to GGP (g)	$2,552,930		7.29%		$—	—		$2,552,930	7.29%

Average Time to Maturity (in years by days)

Fixed Rate Debt	3.00 years	3.25 years	3.03 years
Variable Rate Debt	3.15 years	2.47 years	3.10 years
All GGP Debt	3.02 years	3.17 years	3.04 years

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes principal amortization.

(c)	Reflects the current variable contract rate as of December 31, 2008 for all variable rate loans.

(d)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated
Consolidated debt, from above	$24,662,882
Other liabilities — Special Improvement Districts	69,938
Minority interest ownership adjustment	70,992
Purchase accounting mark-to-market adjustments	49,501

GGP Consolidated GAAP debt	$24,853,313

(e)	Includes the effects of interest rate swaps.

(f)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

(g)	Amounts recourse to GGP represent the current outstanding principal balance of secured and unsecured mortgage and other debt where, by supplemental guarantee or other arrangement, the lender may seek full payment from GGP assets beyond the specified loan collateral.

(h)	Two floating rate notes issued by our Brazil joint venture due 2/1/09.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

Company Debt at December 31, 2008 (at Share)

$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$4,441,137
$20,221,745
$314,790
$2,848,954
$4,755,927
$23,070,699
Consolidated
Unconsolidated
Total at Share
Variable
Fixed

Company Debt at December 31, 2008 (at share)

$2,783,700, 10.0%
$1,972,227, 7.1%
$3,797,784, 13.6%
$19,272,915 , 69.3%
Secured Fixed
Unsecured Fixed
Secured Variable
Unsecured Variable

Portfolio Interest Rate History

9.00%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%

	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006 (a)	2007 (a)	2008 (a)
Fixed Rate	7.19%	6.89%	7.10%	7.07%	6.39%	6.36%	5.86%	5.58%	5.48%	5.64%	5.53%	5.64%
Variable Rate	6.84%	6.21%	7.60%	7.89%	3.68%	2.99%	2.31%	4.38%	6.05%	7.04%	6.81%	6.52%
Average Rate	7.14%	6.69%	7.32%	7.42%	5.88%	5.14%	4.69%	5.10%	5.63%	5.81%	5.70%	5.79%

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
FOURTH QUARTER 2008 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
September 30, 2008 (a)	$23,211,847	$4,554,882	$27,766,729

New Funding:
Property Related	(49,911)	225,000	175,089

Refinancings:
Property Related	28,087	(23,955)	4,132
Non-Property Related	(58,000)	—	(58,000)

Other Property Related	(61,324)	—	(61,324)

Net Change	(141,148)	201,045	59,897

December 31, 2008 (a)	$23,070,699	$4,755,927	$27,826,626

Annual Debt Covenant Compliance Calculations (b) (c)

Compliance Calculations
GGP Credit Agreement Revolver and Term Loans
Outstanding Indebtedness to Capitalization Value <= 70%	67%
Fixed Rate or Interest Rate protection Indebtedness >= 60%	83%
Capitalization Value Less Total Adjusted Outstanding Indebtedness >= $8,500,000	$13,900,000
Combined EBITDA to Fixed Charges >= 1.4x	1.5
Combined EBITDA to Interest Expense >= 1.6x	1.7
Total Recourse Secured Indebtedness to Capitalization Value <= 7.5%	6%
Restricted Payments to FFO <=75%	59%

TRCLP Public Indentures

Total Debt must not exceed 65% of Gross Asset Value	54%
Secured Debt must not exceed 50% of Gross Asset Value	42%
Consolidated Coverage Ratio and Ratio Calculation must exceed 1.7 times Total Interest Expense	1.9

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes liabilities to special improvement districts, minority interest adjustment and purchase accounting mark-to-market adjustments.

(b)	The ratios or amounts listed above are current estimates as final annual computations are not required to be reported until March 31, 2009. In addition, the final computations, though based on GAAP basis amounts, reflect certain adjustments and exclusions as provided in the specific loan agreements. Accordingly, final amounts may differ from the amounts presented above and are not readily calculable from our published financial results, including amounts presented elsewhere in this report of supplemental information.

(c)	Capitalization Value or Gross Asset Value, as each is separately defined, represents a measure of net asset value. However, the computation of each such amount relies on specified capitalization rates provided by the applicable loan agreements. As a result, Capitalization Value or Gross Asset Value is not equivalent to, and may differ substantially from, fair value as computed in accordance with GAAP or any other measure or estimate of current market valuation of our net assets.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF DECEMBER 31, 2008

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
	Properties	Properties	Portfolio (c)
OPERATING STATISTICS (b)
Occupancy	92.1%	93.9%	92.5%
Trailing 12 month total tenant sales per sq. ft.	$423	$489	$438
% change in total sales (d)	-3.8%	-5.6%	-4.2%
% change in comparable sales (d)	-3.4%	-5.9%	-3.8%
Mall and freestanding GLA (in sq. ft.)	50,465,473	14,122,596	64,588,069

CERTAIN FINANCIAL INFORMATION
Average annualized in place sum of rent and recoverable common area costs per sq. ft. (e) (f)	$46.31	$56.44
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (e) (f)	$38.92	$56.02
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2008 (e) (f)	$33.68	$47.51
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (g)	-4.1%	-10.0%

Percent of Minimum
Rents, Tenant
Recoveries and
Other
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)
Tenant (including subsidiaries)
Gap, Inc.	2.8%
Limited Brands, Inc.	2.6
Foot Locker, Inc.	2.2
Abercrombie & Fitch Co.	2.1
Macy’s, Inc.	1.4
American Eagle Outfitters, Inc.	1.3
Express, LLC	1.2
Luxottica Group S.P.A.	1.1
Genesco, Inc.	1.0
Zales Corporation	1.0

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	2007 data previously reported one month behind the reporting date due to tenant reporting timelines, but has been adjusted in 2008 for comparability.

(e)	Represents the sum of rent and recoverable common area costs.

(f)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

(g)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of December 31, 2008

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	78,690,976	507,684	51,026,000	329,200	129,716,976
Unconsolidated	22,990,384	638,622	15,033,681	417,602	38,024,065

Company	101,681,360	532,363	66,059,681	345,862	167,741,041
% of Total	60.6%		39.4%		100.0%
Occupancy History

	Consolidated	Unconsolidated	Company
12/31/2008	92.1%	93.9%	92.5%
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
12/31/2004	92.1%	91.9%	92.1%

Trailing 12 Month Total Tenant Sales per Square Foot

	Consolidated	Unconsolidated	Company
12/31/2008	$423	$489	$438
12/31/2007 (b)	444	521	462
12/31/2006 (b)	443	473	453
12/31/2005 (b)	428	455	437
12/31/2004 (b)	402	427	410

Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (b)

	Consolidated	Unconsolidated
12/31/2008	$46.31	$56.44
12/31/2007	44.90	53.35
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (b)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
12/31/2008	$38.92	$33.68	$5.24
12/31/2007	39.64	31.38	8.26

Unconsolidated
12/31/2008	$56.02	$47.51	$8.51
12/31/2007	50.17	37.95	12.22
Occupancy Cost as a % of Sales (c)

	Consolidated	Unconsolidated	Company
12/31/2008	13.3%	13.1%	13.3%
12/31/2007	12.5%	12.5%	12.5%
12/31/2006	12.6%	12.4%	12.5%
12/31/2005	12.1%	11.7%	12.0%
12/31/2004	12.5%	13.0%	12.7%

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short and long-term leases.

(c)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	% of Total	2007	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$926,687	35.8%	$869,500	35.1%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	292,985	11.3%	278,992	11.3%

South Central
Arkansas, Louisiana, Oklahoma, Texas	322,256	12.5%	358,167	14.5%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	683,623	26.4%	655,213	26.5%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	330,130	12.8%	305,675	12.3%

International	28,461	1.1%	6,705	0.3%

Corporate and Other (a)	3,716	0.1%	2,171	0.0%

TOTAL	$2,587,858	100.0%	$2,476,423	100.0%

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF DECEMBER 31, 2008
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
				Sum of Rent
	Sum of Rent and		Sum of Rent and	and		Sum of Rent and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.
2009 (d)	205,171	5,791	35.43	29,980	639	46.92
2010	212,266	4,642	45.73	22,735	408	55.72
2011	187,210	3,975	47.10	29,575	494	59.87
2012	213,552	3,923	54.44	28,183	458	61.53
2013	177,329	3,223	55.02	29,155	456	63.94
2014	166,535	2,910	57.23	25,521	359	71.09
2015	192,056	3,079	62.38	39,772	577	68.93
2016	198,249	3,014	65.78	48,404	690	70.15
2017	204,169	3,033	67.32	55,225	708	78.00
Subsequent	357,506	5,463	65.44	99,390	1,411	70.44

Total at Share	$2,114,043	39,053	$54.13	$407,940	6,200	$65.80

All Expirations	$2,114,043	39,053	$54.13	$840,331	12,657	$66.39

Retail Lease Termination Income at Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Consolidated	$5,491	$12,359	$34,899	$25,994
Unconsolidated	1,425	4,848	6,859	9,370

Total Termination Income at Share	$6,916	$17,207	$41,758	$35,364

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(c)	Unconsolidated at share reflect the Company’s interest in the properties owned by the Unconsolidated Real Estate Affiliates.

(d)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

Expansions, Re-developments & New Developments

GENERAL GROWTH PROPERTIES, INC.
FORECASTED DEVELOPMENT COST SUMMARY (a)
AS OF DECEMBER 31, 2008
(in millions at share)
As a result of our current liquidity position, GGP has substantially halted or reduced all development and redevelopment activity, other than projects substantially complete, joint venture projects and projects with commitments we are obligated to fulfill. The following tables outline the status of our significant definitive and deferred development and redevelopment projects as of the date of this report. A definitive project is a project that we intend to complete. A deferred project is a project that we have temporarily delayed. A decision about whether to proceed and complete these development and redevelopment projects will depend on the Company’s liquidity position, market conditions and existing contractual obligations to local jurisdictions and prospective tenants.

Definitive Projects
Forecasted cost to complete on significant redevelopment projects	$237.9

Forecasted cost to complete or contractual spending on significant new development projects	70.1

Current estimated additional costs to be incurred on recently opened redevelopment projects	55.2

Current estimated additional costs to be incurred on recently opened new development projects	66.9

Total Future Development Spending (b)	$430.1

	2009	2010	Beyond	Total
Total Definitive Projects	$155.2	$94.6	$135.1	$384.9
Total Deferred Projects	30.7	9.8	4.6	45.2

Grand Total	$185.9	$104.4	$139.8	$430.1

(a)	Excludes international projects.

(b)	Inactive projects have been excluded. As of December 31, 2008, we had incurred $103.1M of development costs associated with these developments and redevelopments. Any decision to abandon these projects would potentially result in a write off of a substantial portion of the costs incurred to date.

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS & REDEVELOPMENTS
Significant Definitive Projects

				Current	Forecasted Cost to
			Forecasted Total Cost	Expenditures (in	Complete (in millions at	Projected
Property	Description	Ownership %	(in millions at share)	millions at share)	share)	Opening

Christiana Mall Newark, DE	Nordstrom and lifestyle center expansion	50%	$92.1	$44.3	$47.8	Q4 2009

Fashion Place Murray, UT	Nordstrom, mall shop and streetscape GLA expansion, and interior mall renovation	100%	129.8	54.8	75.0	Q4 2011

Saint Louis Galleria	Addition of Nordstrom and mall shop GLA	100%	56.1	21.6	34.5	Q4 2011
Saint Louis, MO

Tucson Mall Tucson, AZ	Lifestyle expansion	100%	65.1	34.2	30.9	Q2 2009

Ward Centers Honolulu, HI	Addition of Whole Foods, parking structure and other retail space	100%	147.5	110.9	36.6	Q1 2010

Current forecasted cost of 8 other significant definitive redevelopment projects			89.2	78.4	10.8

Total significant definitive expansion & redevelopment projects			$579.8	$344.2	$235.6

Significant Deferred Projects

Total significant deferred expansion & redevelopment projects			$3.3	$1.0	$2.3

Total significant expansion & redevelopment projects			$583.1	$345.2	$237.9

GENERAL GROWTH PROPERTIES, INC.
NEW DEVELOPMENTS (a)
Significant Definitive Projects

			Forecasted Total	Current
			Cost (in millions	Expenditures (in	Forecasted Cost to Complete	Projected
Property	Description	Ownership %	at share)	millions at share)	(in millions at share)	Opening

Natick	Addition of 59,000 sf streetscape and parking deck	50%	$51.3	$46.3	$5.0	Q1 2009
Natick, MA

	Nouvelle at Natick - luxury condominiums	100%	187.4 (b)	166.6	20.8	(c )

Pinnacle Hills South	Addition of Target	50%	6.6	5.2	1.4	Q1 2009
Rogers, AR

Total significant definitive new development projects			$245.3	$218.1	$27.2

Significant Deferred Projects (d)

			Cost (in millions	Expenditures (in	Future Contractual Obligations
Property	Description	Ownership %	at share)	millions at share)	(in millions at share)

Elk Grove Promenade	1.1 million sf open air lifestyle center with
Elk Grove, CA	retail, entertainment and
	big box components	100%	$201.7	$187.5	$14.2

The Shops at Summerlin Centre SM	New retail development of
Las Vegas, NV	106 acres in the
	Summerlin community;
	project could be expanded
	in subsequent years	100%	227.0	214.0	13.0

Other devlopment projects			59.8	44.1	15.7

Total significant deferred new development projects			$488.5	$445.6	$42.9

Total significant new development projects			$733.8	$663.7	$70.1

(a)	Excludes international projects.

(b)	Excludes the provision for impairment at September 30, 2008. Also excludes deferred revenue related to residential sales at Nouvelle at Natick of $13.1M.

(c)	Anticipated sales period Q1 2009 — Q3 2012.

(d)	We have suspended our Elk Grove Promenade, The Shops at Summerlin Centre (SM), and other developments. As of December 31, 2008, we had incurred $445.6M of development costs associated with these developments. We are currently obligated under existing contractual obligations to local jurisdictions and prospective tenants to spend an additional $42.9M. A decision about whether to proceed and complete these developments will depend on the Company’s liquidity position, market conditions and such contractual obligations. A decision to abandon completion of either of these developments would likely result in the marketing for sale of such project, potentially resulting in a write off of a substantial portion of the costs incurred to date.